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                                                                     EXHIBIT 3.1


                    CERTIFICATE REQUIRED TO BE FILED WITH THE

                AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                                 SERANOVA, INC.

         Pursuant to the provisions of Section 14A:9-5(5) of the New Jersey Business Corporations Act, the undersigned corporation hereby executes the following certificate:

         1. The name of the corporation is SeraNova, Inc. (the "Corporation").

         2. The Amended and Restated Certificate of Incorporation was adopted by the Board of Directors of the Corporation on December 1, 1999 and by the sole shareholder of the Corporation on December 1, 1999.

         3. The number of shares of the Corporation entitled to vote on the Amended and Restated Certificate of Incorporation is 1,000 shares of Common Stock. All outstanding shares of Common Stock voted for the foregoing Amended and Restated Certificate of Incorporation and no shares of Common Stock voted against the foregoing Amended and Restated Certificate of Incorporation.

         4. The Amended and Restated Certificate of Incorporation restates, integrates and amends in its entirety the provisions of the Corporation's Certificate of Incorporation, as amended to date.

         IN WITNESS WHEREOF, the undersigned has signed this Certificate on behalf of the Corporation this 25th day of January, 2000.





                                 By:  /s/ Rajkumar Koneru
                                      -------------------------------------
                                      Rajkumar Koneru, Chairman,
                                      Chief Executive Officer and President
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                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                                 SERANOVA, INC.

         Pursuant to Section 14A:9-5 of the New Jersey Business Corporation Act (the "Act"), the undersigned corporation hereby executes this Amended and Restated Certificate of Incorporation.

         FIRST:   The name of the Corporation is SeraNova, Inc. (the
"Corporation").

         SECOND: The purpose or purposes for which the Corporation is organized is to engage in any lawful activity within the purposes for which corporations may be organized under Title 14A of the Act.

         THIRD:   The total number of shares of all classes of stock which the
Corporation shall have authority to issue is forty five million (45,000,000) shares. The Corporation is authorized to issue two classes of stock designated "Common Stock" and "Preferred Stock," respectively. The total number of shares of Common Stock authorized to be issued by the Corporation is forty million (40,000,000), each such share of Common Stock having a par value of $.01. The total number of shares of Preferred Stock authorized to be issued by the Corporation shall be five million (5,000,000), each such share of Preferred Stock having a par value of $.01, all of which is undesignated.

                  The undesignated Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation is hereby authorized, by adopting a resolution or resolutions and filing a certificate or certificates pursuant to the applicable provisions of the Act, to establish from time to time the number of shares to be included in each such series of Preferred Stock, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof, including but not limited to the fixing or alteration of the dividend rights, dividend rate or rates, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), the redemption price or prices, and the liquidation preferences of any wholly unissued series of shares of Preferred Stock, or any of them, and to increase or decrease the number of shares of any series subsequent to the issuance of shares of that series, but not below the number of shares of such series then outstanding. In the event the number of shares of any series shall be so decreased, the shares removed from such series by such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.
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         FOURTH:  The address of the registered office of the Corporation shall be 499 Thornall Street, Edison, New Jersey 08837. The registered agent of the Corporation at its registered office shall be Rajkumar Koneru.

         FIFTH:   The number of directors constituting the current Board of
Directors is three. The names and addresses of each of such directors is as follows:

                    Name                              Address
                    ----                              -------
             Rajkumar Koneru                   c/o SeraNova, Inc.
                                               499 Thornall Street
                                               Edison, New Jersey 08837

             Nagarjun Valluripalli             c/o SeraNova, Inc.
                                               499 Thornall Street
                                               Edison, New Jersey 08837

             Ravi Singh                        c/o SeraNova, Inc.
                                               499 Thornall Street
                                               Edison, New Jersey 08837

         SIXTH:   The following provisions are included for the management of the business and the conduct of the affairs of the Corporation, and for further definition, limitation and regulation of the powers of the Corporation and of its Board of Directors and shareholders:

              (i) The Board of Directors of the Corporation is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation, subject to any limitation thereof contained in the Bylaws. The shareholders also shall have the power to adopt, amend or repeal the Bylaws of the Corporation; provided, however, that, except as set forth below in clause (ii), in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the Corporation;

              (ii) in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of


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         ARTICLE XI of the Bylaws of the Corporation entitled "INDEMNIFICATION
         AND INSURANCE."

              (iii) Upon the earlier of (i) the consummation of an initial public offering of securities of the Corporation under the Securities Act of 1933, as amended, or (ii) the registration of the Corporation's Common Stock under the Securities Exchange Act of 1934, as amended, shareholders of the Corporation may not take any action by written consent in lieu of a meeting.

              (iv) Special meetings of shareholders may be called at any time only by the President, the Chairman of the Board of Directors of the Corporation (if any) or a majority of the Board of Directors of the Corporation. Business transacted at any special meeting of shareholders shall be limited to matters relating to the purpose or purposes set forth in the notice of such special meeting.

              (v) The Board of Directors of the Corporation, when evaluating any offer of another party (a) to make a tender or exchange offer for any equity security of the Corporation or (b) to effect a business combination, merger, consolidation, or sale of all or substantially all of the assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation as a whole, be authorized to give due consideration to any such factors as the Board of Directors of the Corporation determines to be relevant, including, without limitation:

                  (1) the short term and long term interests of the Corporation and the Corporation's shareholders, including the possibility that these interests might be best served by the continued independence of the Corporation;

                  (2) whether the proposed transaction might violate federal or state laws;

                  (3) not only the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, but also to the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and future prospects; and

                  (4) the social, legal and economic effects upon employees, suppliers, creditors, customers and others having similar relationships with


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              the Corporation, upon the communities in which the Corporation operates its business and upon the economy of the state, region and nation.

         In connection with any such evaluation, the Board of Directors of the Corporation is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors of the Corporation may determine.

              (vi) in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least sixty six and two-thirds percent (66 2/3%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend any provision of Article SIXTH of this Amended and Restated Certificate of Incorporation (other than clause (ii) of Article SIXTH).

              (vii) in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Amended and Restated Certificate of Incorporation, the affirmative vote of the holders of at least eighty percent (80%) of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend any provision of clause (ii) of Article SIXTH or Article SEVENTH of this Amended and Restated Certificate of Incorporation.

         SEVENTH: No director or officer shall be personally liable to the Corporation or its shareholders for damages for breach of any duty owed to the Corporation or its shareholders, except that this provision shall not relieve a director or officer from liability for any breach of duty based on an act or omission (a) in breach of such person's duty of loyalty to the Corporation or its shareholders, (b) not in good faith or involving a knowing violation of law, or (c) resulting in receipt by such person of an improper personal benefit. No amendment to, expiration of or repeal of this Article shall have any effect on the liability or alleged liability of any director or officer of the Corporation for or with respect to any acts or omissions of such director or officer occurring prior to such amendment, expiration or repeal.


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         IN WITNESS WHEREOF, the undersigned has signed this Amended and
Restated Certificate of Incorporation on behalf of the Corporation this 25th day of January, 2000.



                                  SERANOVA, INC.



                                  By:  /s/ Rajkumar Koneru
                                       -------------------------------------
                                       Rajkumar Koneru, Chairman,
                                       Chief Executive Officer and President


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